Exhibit 10.16

AMERIFUND GROUP

FUTURE RECEIVABLES SALE AND PURCHASE AGREEMENT

This agreement (this “Agreement”), dated 3/30/2023, between AMERIFUND GROUP LLC (“Buyer”) and the seller(s) listed herein (collectively, the "Seller”) (all capitalized terms shall have the meanings ascribed to them below):

Business Legal Name: CHINA INFRASTRUCTURE CONSTRUCTION	Form of Business Entity:
Corporation

D/B/A: PHARMACOLOGY UNIVERSITY	EIN #: 82-5497827

Physical Address: 6201 BONHOMME RD STE 466-S HOUSTON TEXAS 77036

Mailing Address: 6201 BONHOMME RD STE 466-S HOUSTON TEXAS 77036

PURCHASE PRICE:	PURCHASED AMOUNT:	SPECIFIED PERCENTAGE:	INITIAL INSTALLMENT:
$47,000.00	$63,873.00	49%	$6000.00 Weekly

FOR SELLER #1	FOR SELLER #2 (if any)
/s/ Henry Donald Levinski	/s/ Dante Picazo

Name: HENRY DONALD LEVINSKI	Name: DANTE PICAZO

Title: Owner/Agent/Manager	Title: Owner/Agent/Manager

Email: HLEVINSKI@PHARMACOLOGY.COM	Email: dpicazo@msn.com

Business Phone:	Business Phone:

Concurrently with the execution of this Agreement by Seller, and as condition to the effectiveness hereof, Seller has caused the Personal Guarantee of Performance in the form attached hereto as Exhibit A (the “Guaranty”) to be signed and delivered to Buyer.

Furthermore, in the event the Seller and/or Guarantor are comprised of more than one entity and/or individuals, then ALL such entities and/or individuals, respectively, shall sign a standard form addendum of Buyer to this Agreement reflecting said interest of Buyer.

WHEREAS, Seller is desirous to sell to Buyer, and Buyer is desirous to purchase from Seller a Specified Percentage of the Seller’s Future Receipts, but only on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the mutual receipts and sufficiency of which is hereby acknowledged by both parties, Buyer and Seller hereby agree to the foregoing and as follows:

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1.             Basic Terms and Definitions.

a.    “Effective Date” shall mean the later of: (i) the date set forth in the preamble to this Agreement, and (ii) the date when BUYER paid the Purchase Price to Seller.

b.    “Specified Percentage” shall mean the percentage set forth in the preamble to this Agreement of each and every sum from sale made by Seller of Future Receipts.

c.    “Future Receipts” shall mean, collectively, all of Seller’s receipts of monies for the sale of its goods and services that monies shall be paid and delivered to Seller by Seller’s customers and/or other vendees after the Effective Date of this Agreement; which payments or deliveries of monies can be made in the form of cash, check, credit, charge, or debit card, ACH or other electronic transfer or any other form of monetary payment and/or pecuniary benefit received by Seller. “Daily Receipts” shall mean the amount of Future Receipts received by Seller on a daily basis.

d.    “Purchased Amount” shall mean the total amount of the Specified Percentage of the Future Receipts that Seller shall be under obligation to deliver and pay over to Buyer pursuant to this Agreement. The Purchased Amount shall be the amount set forth under “Purchased Amount” in the preamble to this Agreement.

e.    Purchase Price” shall mean the total amount that Buyer agrees to pay for the Purchased Amount. The Purchase Price shall be the amount set forth under “Purchase Price” in the preamble to this Agreement. However, the amount that Seller will actually receive from Buyer pursuant to this Agreement will be less than the Purchase Price by the total sum of the Applicable Fees, Prior Balance and the Origination Fee, if any, as set forth in subparagraphs h., i., and j. below.

f.     “Initial Installment” shall mean the fixed amount (whether daily or weekly, as set forth in the preamble) that Seller and Buyer agree to be a good faith approximation of the Specified Percentage of Seller's (daily or weekly) Future Receipts. Seller and Buyer further agree that the Initial Installment set forth in the Preamble to this Agreement is based upon the information provided by Seller to Buyer concerning Seller's most recent accounts receivables and/or revenue, including representations by the Seller to Buyer regarding the Seller's estimated Future Receipts, and subject to Seller's right of adjustment/reconciliation set forth in this Agreement.

g.    “Workday” shall mean Monday through Friday except on days when banking institutions are closed for the holidays and do not process ACH payments.

h.    “Applicable Fees” shall mean, collectively, all initial costs and fees that Seller agrees to pay to Buyer as consideration for agreeing to enter into this Agreement and that are described in Section 17 of this Agreement. The total sum of the Applicable Fees will be deducted from the Purchase Price prior to delivering it to Seller pursuant to Seller’s authorization set forth in Rider 1 to this Agreement, provided nevertheless that such deduction shall not be deemed to reduce the agreed upon Purchase Price or Purchased Amount.

i.     “Prior Balance” shall mean the sum of all amounts that Seller may owe to Buyer and/or third party(s) as of the Effective Date of this Agreement. The Prior Balance, if any, is described in Section 18 of this Agreement and will be deducted from the Purchase Price prior to delivering it to Seller pursuant to Seller’s authorization set forth in Rider 2 to this Agreement, provided nevertheless that such deduction shall not be deemed to reduce the agreed upon Purchase Price or Purchased Amount.

j.     “Origination Fee” shall mean the fee set forth in Rider 1 that Buyer charges Seller for the costs of underwriting and processing Seller’s application for funding. The Origination Fee, if any, is described in Section 19 of this Agreement and will be deducted from the Purchase Price prior to delivering it to Seller, provided nevertheless that such deduction shall not be deemed to reduce the agreed upon Purchased Price or Purchased Amount.

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k.       In the event “Seller” is comprised of more than one entity, then:

i. The term “Seller” shall mean, individually and collectively, all such entities; and

ii.     Each Seller is an “Affiliate” of all other Seller(s). The term “Affiliate” shall mean an entity or an individual that (1) controls, (2) is under the “Control”, or (3) is under common Control with the entity or individual in question. The term “Control” shall mean direct or indirect ownership of more than 50% of the outstanding voting stock of a corporation or other majority equity interest if not a corporation and the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through ownership of voting securities, by stature, or by contract; and

iii.    The representations, warranties, covenants, obligations and liabilities of each Seller shall be joint and several under this Agreement;

iv.   The liability of each Seller under this Agreement shall be direct and immediate and shall not be conditional or contingent upon the pursuance of any remedies against any other person or entity;

v.    The terms “Specified Percentage”, “Future Receipts”, and “Initial Installment” shall mean the Specified Percentage and the Future Receipts of each Seller individually; and

vi.   Buyer may pursue its rights and remedies under this Agreement against any one or any number of entities that constitute Seller without obligation to assert, prosecute or exhaust any remedy or claim against any other Seller or any Guarantor.

l.          In the event “Guarantor” is comprised of more than one individual, then:

i. The term “Guarantor” shall mean, individually and collectively, all such individuals;

ii. Each Guarantor is an Affiliate of all other Guarantor(s);

iii.    The representations, warranties, covenants, obligations and liabilities of each Guarantor shall be joint and several under this Agreement and the Guaranty;

iv.    The liability of each Guarantor under this Agreement and the Guaranty shall be direct and immediate and shall not be conditional or contingent upon the pursuance of any remedies against any other person or entity; and

v.    Buyer may pursue its rights and remedies under this Agreement and/or Guaranty against any one or any number of individuals that constitute Guarantor without obligation to assert, prosecute or exhaust any remedy or claim against any other Guarantor or any Seller.

2.             The Term. This Agreement for the purchase and sale of Future Receipts does not have a fixed duration or term, and therefore it is potentially infinite. Subject to the provisions of Sections 10-13 hereof, the term of this Agreement shall commence on the Effective Date and expire on the date (the “Expiration Date”) when the Purchased Amount and all other sums due to Buyer pursuant to this Agreement are received by Buyer in full.

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3.             Sale of Purchased Future Receipts. Seller hereby sells, assigns, transfers and conveys (hereinafter, the “Sale”) unto Buyer all of Seller’s right, title and interest in to the Specified Percentage of the Future Receipts until the Purchased Amount shall have been delivered by Seller to Buyer (hereinafter, the portion of the Future Receipts sold by Seller to Buyer pursuant to this Agreement, the “Purchased Future Receipts”); to have and hold the same unto Buyer, its successors and assigns, forever. This Sale of the Purchased Future Receipts is made without express or implied warranty to Buyer of collectability of the Purchased Future Receipts by Buyer and without recourse against Seller and/or Guarantor(s), except as specifically set forth in this Agreement. By virtue of this Agreement, Seller transfers to Buyer full and complete ownership of the Purchased Future Receipts and Seller retains no legal or equitable interest therein.

4.             Payment of Purchase Price. In consideration of the sale by Seller to Buyer of the Purchased Future Receipts pursuant to this Agreement, Buyer agrees to pay to Seller the Purchase Price. The amount of the Purchase Price (reduced by the Applicable Fees, Prior Balance, and Origination Fee, if any) shall be delivered to Seller after execution of this Agreement.

5.             Use of Purchase Price. Seller hereby acknowledges that it fully understands that: (i) Buyer’s ability to collect the Purchased Amount (or any portion thereof) is contingent upon Seller’s continued operation of its business and successful generation of the Future Receipts until the Purchased Amount is delivered to Buyer in full; and (ii) that in the event of decreased efficiency or total failure of Seller’s business Buyer’s receipt of the full or any portion of the Purchased Amount may be delayed indefinitely. Based upon the foregoing, Seller agrees to use the Purchase Price exclusively for the benefit and advancement of Seller’s business operations and for no other purpose.

6.             Initial Installments of Purchased Amount. The Purchased Amount shall be delivered by Seller to Buyer in the amount of the Initial Installment on each and every Workday or Workweek (depending on whether the Initial Installment are daily or weekly) commencing on the Effective Date and ending on the Expiration Date.

7.             Approved Bank Account and Credit Card Processor. During the term of this Agreement, Seller shall: (i) deposit all Future Receipts into one (and only one) bank account which bank account shall be acceptable and preapproved by Buyer (the “Approved Bank Account”), (ii) use one (and only one) credit card processor which processor shall be acceptable and preapproved by Buyer (the “Approved Processor”) and (iii) deposit all credit card receipts into the Approved Bank Account. In the event the Approved Bank Account or Approved Processor shall become unavailable or shall cease providing services to Seller during the term of this Agreement, prior to the first date of such unavailability or cessation of services, Seller shall arrange for another Approved Bank Account or Approved Processor, as the case may be.

8.             Authorization to Debit Approved Bank Account. Seller hereby authorizes Buyer to initiate electronic checks or ACH debits from the Approved Bank Account (which as of the Effective Date of this Agreement shall be the account listed below) in the amount of the Initial Installment commencing on the Effective Date until Buyer receives the full Purchased Amount;

*Seller shall provide Buyer with all access code(s) for the Approved Bank Account during the Term of this Agreement. The Initial Installment is to be drawn via ACH payment, from the following bank account:

i. Account Number:

ii. Routing Number:

iii. Account Name:

iv. Bank Name:

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*Note that this authorization is to remain in full force and effect until Buyer receives written notification from Seller of its termination in such time and in such manner to afford Buyer a reasonable opportunity to act on it; provided, however, that revocation of this authorization prior to remittance of the balance under the Agreement shall constitute a breach thereunder, subject to Sections 10-13 herein.

9.             Fees Associated with Debiting Approved Bank Account. It shall be Seller’s exclusive responsibility to pay to its banking institution and/or Buyer’s banking institution directly (or to compensate Buyer, in case it is charged) all fees, charges and expenses incurred by either Seller or Buyer due to rejected electronic checks or ACH debit attempts, overdrafts or rejections by Seller’s banking institution of the transactions contemplated by this Agreement, including without limitation a $35.00 charge per bounced or rejected ACH debit.

10.           Seller’s Right for Reconciliation. Seller and Buyer each acknowledges and agrees that:

a.    If at any time during the term of this Agreement Seller will experience unforeseen decrease or increase in its Receipts, Seller shall have the right, at its sole and absolute discretion, but subject to the provisions of Section 11 below, to request retroactive reconciliation of the Initial Installments for one (1) full calendar month immediately preceding the day when such request for reconciliation is received by Buyer (each such calendar month, a “Reconciliation Month”).

b.    Such reconciliation (the “Reconciliation”) of the Seller’s Initial Installment for a Reconciliation Month shall be performed by Buyer within five (5) Workdays following its receipt of the Seller’s request for Reconciliation by either crediting or debiting the difference back to, or from, the Approved Bank Account so that the total amount debited by Buyer from the Approved Bank Account during the Reconciliation Month at issue is equal to the Specific Percentage of the Future Receipts that Seller collected during the Reconciliation Month at issue.

c.    One or more Reconciliation procedures performed by Buyer may reduce or increase the effective Initial Installment amount during the Reconciliation Month in comparison to the one set forth in Section 1 of this Agreement, and, as the result of such reduction, the term of this Agreement during which Buyer will be debiting the Approved Bank Account may get shortened or extended indefinitely.

11.            Request for Reconciliation Procedure.

a.    It shall be Seller’s sole responsibility and the right hereunder to initiate Reconciliation of Seller’s actual Initial Installments during any Reconciliation Month by sending a request for Reconciliation to Buyer.

b.    Any such request for Reconciliation of the Seller’s Initial Installments for a specific Reconciliation Month shall be in writing, shall include a copy of Seller’s bank statement, credit card processing statements, and pertinent aging report(s) for the Reconciliation Month at issue, and shall be received by AMERIFUND GROUP LLCvia email to info@newvistacapital.com, with the subject line “REQUEST FOR RECONCILIATION,” within five (5) Workdays after the last day of the Reconciliation Month at issue (time being of the essence as to the last day of the period during which such demand for Reconciliation shall be received by Buyer).

c.    Buyer’s receipt of Seller’s request for Reconciliation after the expiration of the five (5) Workday period following the last day of the Reconciliation Month for which such Reconciliation is requested nullifies and makes obsolete Seller’s request for Reconciliation for that specific Reconciliation Month.

d.    Seller shall have the right to request Reconciliation as many times during the term of this Agreement as it deems proper, and Buyer shall comply with each such request, provided that:

i. Each such request is made in accordance with the terms of this Section 11; and

ii. If a request for Reconciliation is made after the expiration of the term of this Agreement and, as the result of such Reconciliation, the total amount actually debited by Buyer from the Approved Bank Account will become less than the Purchased Amount, then and in such event the term of this Agreement shall automatically be extended until the time when the total amount actually debited from Approved Bank Account pursuant to this Agreement shall become equal to the Purchased Amount.

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e.    Nothing set forth in Sections 10 or 11 of this Agreement shall be deemed to: (i) provide Seller with the right to interfere with Buyer’s right and ability to debit the Approved Bank Account while the request for Reconciliation of Seller’s receipts is pending or until the Purchased Amount is collected by Buyer in full, or (ii) modify the amount of the Initial Installment for any calendar month during the term of this Agreement other than during the Reconciliation Month(s) as the result of the Reconciliation.

12.            Adjustment of the Initial Installment. Seller and Buyer each acknowledge and agree that:

a.     If at any time during the term of this Agreement Seller experiences a steady decrease in its Receipts, Seller shall have the right, at its sole and absolute discretion, but subject to the provisions of Section 13 below, to request modification (“Adjustment”) of the amount of the Initial Installment that Seller is obligated to deliver to Buyer in accordance with the provisions of Section 6 above. Such Adjustment shall become effective as of the date it is granted and the new adjusted amount of the Initial Installment (the “Adjusted Installment”) shall replace and supersede the amount of the Initial Installment set forth in Section 1 above.

b.    The Adjustment of the Initial Installment shall be performed by Buyer within five (5) Workdays following its receipt of the Seller’s request for Adjustment by modifying the amount of the Initial Installment that shall be debited from the Approved Bank Account until the Purchased Amount is paid in full. Notwithstanding anything to the contrary set forth in Sections 12 and 13 hereof, no Adjustment shall take place until and unless Reconciliation for at least one (1) Reconciliation Month takes place resulting in the reduction of the total amount debited from Seller’s Approved Bank Account during the Reconciliation Month by at least fifteen percent (15%) in comparison to the amount that would have been debited during that month without Reconciliation.

c.     One or more Adjustments performed by Buyer may substantially extend the term of this Agreement.

13.            Request for Adjustment Procedure.

a.    It shall be Seller’s sole responsibility and the right to initiate the Adjustment by sending a request for Adjustment to Buyer.

b.    A request for Adjustment (an “Adjustment Request”) shall be in writing, and shall include copies of: (i) Seller’s last three (3) consecutive bank statements of the Approved Bank Account, the last three (3) credit card processing statements and the last three (3) aging reports immediately preceding the date of Buyer’s receipt of the Adjustment Request, and (ii) Seller’s bank statements and credit card processing statements previously provided by Seller to Buyer based upon which statements the amount of the Initial Installment set forth in Section 1 above (or the then current Adjusted Installment as the case may be) was determined, and shall be received by Buyer by email at info@parkavefunding.com, with the subject line “REQUEST FOR ADJUSTMENT,” within five (5) Workdays after the date that is the later of (i) the last day of the latest bank statement enclosed with the Adjustment Request and (ii) the last date of the latest credit card processing statement enclosed with the Adjustment Request (time being of the essence as to the last day of the period during which an Adjustment Request shall be received by Buyer).

c.    Buyer’s receipt of a Seller’s Adjustment Request after the expiration of the above referenced five (5) Workday period nullifies and makes obsolete such Adjustment Request.

d.    Seller shall have the right to request Adjustment of the Initial Installment, or the Adjusted Installment (as the case may be), as many times during the term of this Agreement as it deems proper, and Buyer shall comply in good faith with such request, provided that:

i. Each such request for Adjustment is made in accordance with the terms of this Section 13; and

ii. A request for Adjustment shall not be made after the Expiration Date.

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e. Nothing set forth in Sections 12 or 13 of this Agreement shall be deemed to provide Seller with the right to (i) interfere with Buyer’s right and ability to debit the Approved Bank Account while the request for Adjustment is pending or until the Purchased Amount is collected by Buyer in full or (ii) request Adjustment retroactively for the portion of the term of this Agreement preceding the date of an Adjustment Request.

14.           Seller’s Right to Accelerate Remittance of the Outstanding Portion of the Purchased Amount of Future Receipts (“Outstanding PAFR”).

a.    Notwithstanding anything to the contrary set forth in this Agreement, Seller shall have the right, at any time after receipt from Buyer of the Purchase Price, and upon obtaining Buyer’s prior written consent, to accelerate delivery to Buyer of the then undelivered portion of the Purchased Amount of Future Receipts (such amount, the “Outstanding PAFR”). The delivery of the Outstanding PAFR shall be governed by the following subparagraphs.

b.        The Outstanding PAFR can only be delivered in full and not partially.

c.    Seller shall request the right to accelerate the delivery of the Outstanding PAFR by notifying Buyer to that effect; provided that such notice shall be in writing (an email delivery shall be deemed acceptable) and shall contain the information on the source(s) of the funds to be used for delivery of the Outstanding PAFR and on the approximate date of such delivery.

d. Buyer shall respond to Seller’s request within three (3) Workdays from the date of its receipt by Buyer.

e.    In its response to Seller’s request, Buyer shall indicate the exact amount of the Outstanding PAFR as of the date of its delivery by Seller.

f.     As of the date agreed upon as between Buyer and Seller, Seller shall deliver to Buyer the full amount of the Outstanding PAFR (such date, the “Accelerated Delivery Date”).

g.    Under no circumstances shall Seller suspend or modify, or cause to be suspended or modified, the delivery to Buyer of the Initial Installments prior to the delivery of the Outstanding PAFR to Buyer.

h.    Upon delivery of the Outstanding PAFR to Buyer in compliance with the provisions of this Section 14, Seller’s obligations to Buyer pursuant to this Agreement shall be deemed completed and fulfilled.

15.           Rights and Obligations of Buyer Upon Receipt of the Outstanding PAFR. Upon receipt of the full amount of the Outstanding PAFR:

a.    Buyer shall notify the Approved Bank Account and request from it to stop transferring Initial Installments to Buyer’s bank account.

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b.    If Buyer shall have received one or more Initial Installment (or Adjusted Installment, as the case may be) after the Accelerated Delivery Date (due to the Approved Bank’s delay in processing Buyer’s request described in subparagraph (a) above or for any other reason), Buyer shall immediately do one of the two following things (but not both):

i. Return to Seller the total sum of the Initial Installments (or the Adjusted Installments, as the case may be) received by Buyer after the date of delivery of the Outstanding PAFR to Buyer; or

ii. Apply the total sum of the Initial Installments (or the Adjusted Installments, as the case may be) received by Buyer after the Accelerated Delivery Date toward Seller’s outstanding financial obligations to Buyer existing as of the Accelerated Delivery Date for reasons unrelated to this Agreement (if any).

A.    By way of example, if as of the Accelerated Delivery Date, Seller and Buyer would be parties to a another future receivables sale and purchase agreement in connection with a portion of Seller’s Future Receipts that is not subject to this Agreement (such agreement, an “Unrelated Future Agreement”), then and in such event Buyer may, in its sole and absolute discretion, apply the sum of the Initial Installments (or the Adjusted Installments, as the case may be) received by Buyer after the Accelerated Delivery Date pursuant to this Agreement toward fulfilling Seller’s obligations to Buyer pursuant to the Unrelated Future Agreement.

c.    Seller acknowledges and agrees that Buyer shall have the right to apply the total sum of the Initial Installments (or Adjusted Installments, as the case may be) received by Buyer after the Accelerated Delivery Date toward Seller’s outstanding financial obligations to Buyer existing as of the Accelerated Delivery Date for reasons unrelated to this Agreement (if any) in exchange for, and as an adequate and sufficient consideration for, Buyer granting Seller the right to accelerate the payment of the Purchased Amount of Future Receipts.

16.            Risk Sharing Acknowledgments and Arrangements.

a. Seller and Buyer each hereby acknowledges and agrees that:

i. The Purchased Future Receipts represent a portion of Seller’s Future Receipts.

ii. This Agreement consummates the sale of the Purchased Future Receipts at a discount, not the borrowing of funds by Seller from Buyer. Buyer does not charge Seller and will not collect from Seller any interest on the monies used by Buyer for the purchase of the Purchased Future Receipts. The period of time that it will take Buyer to collect the Purchased Amount is not fixed, is unknown to both parties as of the Effective Date of this Agreement and will depend on how well or not well Seller’s business will be performing following the Effective Date. As an extreme example, in the event Seller’s business ceases to exist after Buyer’s purchase of the Purchased Future Receipts as a result of a drying up of revenues for reasons outside Seller’s control, Buyer may never collect all or a substantial portion of the Purchased Future Receipts and will never recover the moneys it spent on such purchase.

iii. The amount of the Initial Installment set forth in Section 1 of this Agreement is calculated based upon the information concerning an average amount of Receipts collected by Seller’s business immediately prior to the Effective Date of this Agreement, as well as representations regarding the Seller’s estimated Future Receipts, which information was provided by the Seller to Buyer.

iv. The amounts of Seller’s Future Receipts may increase or decrease over time.

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v. If, based upon the Reconciliation and/or the Adjustment procedures described above, it will be determined that the actual amounts of the Specified Percentage of the Future Receipts get reduced in comparison to the amount of the Initial Installment as of the Effective Date set forth in Section 1 of this Agreement, and in comparison to the amount that both Seller and Buyer may have anticipated or projected because Seller’s business has slowed down, or if the full Purchased Amount is not remitted because Seller’s business went bankrupt or otherwise ceased operations in the ordinary course of business (but not due to Seller’s willful or negligent mishandling of its business or due to Seller’s failure to comply with its obligations under this Agreement), Seller would not be in breach of or in default under this Agreement.

b.    Buyer’s Risk Acknowledgments. Buyer agrees to purchase the Purchased Future Receipts knowing the risks that Seller’s business may slow down or fail, and Buyer assumes this risk based exclusively upon the information provided to it by Seller and related to the business operations of Seller’s business prior to the date hereof, and upon Seller’s representations, warranties and covenants contained in this Agreement that are designed to give Buyer a reasonable and fair opportunity to receive the benefit of its bargain. Furthermore, Buyer hereby acknowledges and agrees that Seller shall be excused from performing its obligations under this Agreement in the event Seller’s business ceases its operations exclusively due to the following reasons (collectively, the “Valid Excuses”):

i.      adverse business conditions that occurred for reasons outside Seller’s control and not due to Seller’s willful or negligent mishandling of its business;

ii.     loss of the premises where the business operates (but not due to Seller’s breach of its obligations to its landlord), provided however that Seller does not continue and/or resume business operations at another location;

iii. bankruptcy of Seller; and/or

iv. natural disasters or similar occurrences beyond Seller’s control.

c.    Application of Amounts Received by Buyer. Buyer reserves the right to apply amounts received by it under this Agreement to any fees or other charges due to Buyer from Seller prior to applying such amounts to reduce the outstanding amount of the Purchased Amount. Any ACH payments and/or payments which clear after the Effective Date of this Agreement shall be applied to the balance hereunder.

d.    Not a Loan. Seller and Buyer agree that the Purchase Price is paid to Seller in consideration for the acquisition of the Purchased Future Receipts and that payment of the Purchase Price by BUYER is not intended to be, nor shall it be construed as, a loan from Buyer to Seller that requires absolute and unconditional repayment on a maturity date. To the contrary, Buyer’s ability to receive the Purchased Amount pursuant to this Agreement, and the date when the Purchased Amount is delivered to Buyer in full (if ever) are subject to and conditioned upon performance of Seller’s business. If, nevertheless, a court having jurisdiction over this Agreement and the parties hereto shall have determined that Buyer has charged or received interest hereunder in excess of the highest rate allowed by law, then the rate of such interest received by Buyer shall automatically be reduced to the maximum rate permitted by applicable law and Buyer shall promptly refund to Seller any interest received by Buyer in excess of the maximum lawful rate.

17.           Applicable Fees. Seller acknowledges that the Applicable Fees were agreed upon between Seller and Buyer prior to Seller entering into this Agreement, were subject to arm-length negotiation between Buyer and Seller, and a detailed list of the Applicable Fees is set forth in Rider 1 of this Agreement, which is attached hereto and made a part hereof.

18.           Prior Balance. Seller represents and warrants that Rider 2, which is attached hereto and made a part hereof, contains true and correct information as to the name(s) of Seller’s creditors and the amounts that Seller owes each of those creditors as of the Effective Date (and these amounts being a portion of the Prior Balance), and that as of the date hereof there are no creditors of Seller which may otherwise encumber the Purchased Future Receipts other than those listed in Rider 2. Seller indemnifies and holds harmless Buyer for any and all damages and losses (including without limitation legal fees and expenses) incurred by Buyer as the result of such representation being untrue, incorrect or incomplete.

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19.           Origination Fee. Seller hereby agrees for Buyer to withhold from the Purchase Price the Origination Fee contained in Rider 1, which is attached hereto and made a part hereof.

20.           No Reduction of Purchase Price. Seller hereby: (i) agrees to pay the Applicable Fees, the Prior Balance and the Origination Fee (the sum of those, hereinafter, the “Closing Costs”) in full; (ii) hereby authorizes Buyer to apply a portion of the Purchase Price due to Seller pursuant to this Agreement toward satisfaction of Seller’s obligation to pay the Closing Costs by deducting the amount of the Closing Costs from the Purchase Price prior to delivering it to Seller; and (iii) agrees that deduction of the Closing Costs from the Purchase Price shall not be deemed to be a reduction of the Purchase Price.

REPRESENTATIONS, WARRANTIES AND COVENANTS

21. Seller represents, warrants and covenants that as of this date and during the term of this Agreement:

a.    Financial Condition and Financial Information. Seller’s bank and financial statements, copies of which have been furnished to Buyer, and future statements which may be furnished hereafter pursuant to this Agreement or upon Buyer’s request, fairly represent the financial condition of Seller as of the dates such statements were issued, and prior to execution of the Agreement there has been no material adverse changes, financial or otherwise, in such condition, operation or ownership of Seller. Seller has a continuing, affirmative obligation to advise Buyer of any material adverse change in its financial condition, operation or ownership, and/or online banking log-in credentials. Buyer may request Seller’s bank statements at any time during the term of this Agreement and Seller shall provide them to Buyer within two (2) Workdays of such request. Seller’s failure to do so, and/or cutting off Buyer’s online access to the Approved Bank Account, is a material breach of this Agreement.

b.    Governmental Approvals. Seller is in compliance and, during the term of this Agreement, shall be in compliance with all laws and has valid permits, authorizations and licenses to own, operate and lease its properties and to conduct the business in which it is presently engaged.

c.    Good Standing. Seller is a corporation/limited liability company/limited partnership/other type of entity that is in good standing and duly incorporated or otherwise organized and validly existing under the laws of its jurisdiction of incorporation or organization and has full power and authority necessary to carry its business as it is now being conducted.

d.    Authorization. Seller has all requisite power to execute, deliver and perform this Agreement and consummate the transactions contemplated hereunder; entering into this Agreement will not result in breach or violation of, or default under, any agreement or instrument by which Seller is bound or any statute, rule, regulation, order or other law to which Seller is subject, nor require the obtaining of any consent, approval, permit or license from any governmental authority having jurisdiction over Seller. All organizational and other proceedings required to be taken by Seller to authorize the execution, delivery and performance of this Agreement have been taken. The person signing this Agreement on behalf of Seller has full power and authority to bind Seller to perform its obligations under this Agreement.

e.    Accounting Records and Tax Returns. Seller will treat receipt of the Purchase Price and payment of the Purchased Amount in a manner evidencing sale of its future receipts in its accounting records and tax returns and further agrees that Buyer is entitled to audit Seller’s accounting records upon reasonable notice in order to verify compliance. Seller hereby waives any rights of privacy, confidentiality or taxpayer privilege in any litigation or arbitration arising out of this Agreement in which Seller asserts that this transaction is anything other than a sale of future receipts.

f.     Taxes; Workers Compensation Insurance. Seller has paid and will promptly pay, when due, all taxes, including without limitation, income, employment, sales and use taxes, imposed upon Seller’s business by law, and will maintain workers compensation insurance required by applicable governmental authorities.

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g.    Business Insurance. Seller maintains and will maintain general liability and business-interruption insurance naming Buyer as loss payee and additional insured in the amounts and against risks as are satisfactory to Buyer and shall provide Buyer proof of such insurance upon request.

h.    Electronic Check Processing Agreement. Seller shall not change its Approved Processor, add terminals, change its Approved Bank Account(s) or take any other action that could have any adverse effect upon Seller’s obligations or impede Buyer’s rights under this Agreement, without Buyer’s prior written consent.

i.      No Diversion of Future Receipts. Seller shall not allow any event to occur that would cause a diversion of any portion of Seller’s Future Receipts from the Approved Bank Account or Approved Processor without Buyer’s written permission.

j.      Change of Name or Location. Seller, any successor-in-interest of Seller, and Guarantor shall not conduct Seller’s businesses under any name other than as disclosed to the Approved Processor and Buyer, shall not change and/or transfer ownership in/of the Seller and will not change any of its places of business without first obtaining Buyer’s written consent.

k.    Prohibited Business Transactions. Seller shall not: (i) transfer or sell all or substantially all of its assets (including without limitation the Collateral (as such term is defined in Section 22) or any portion thereof) without first obtaining Buyer’s consent; or (ii) make or send notice of its intended bulk sale or transfer.

l.       No Closing of Business. Seller will not sell, dispose, transfer or otherwise convey all or substantially all of its business or assets without first: (i) obtaining the express written consent of Buyer, and (ii) providing Buyer with a written agreement of a purchaser or transferee of Seller’s business or assets to assume all of Seller’s obligations under this Agreement pursuant to documentation satisfactory to Buyer. Seller represents that it has no current plans to close its business either temporarily (for renovations, repairs or any other purpose), or permanently. Seller agrees that until Buyer shall have received the Purchased Amount in full, Seller will not voluntarily close its business on a permanent or temporarily basis for renovations, repairs, or any other purposes. Notwithstanding the foregoing, Seller shall have the right to close its business temporarily if such closing is necessitated by a requirement to conduct renovations or repairs imposed upon Seller’s business by legal authorities having jurisdiction over Seller’s business (such as from a health department or fire department), or if such closing is necessitated by circumstances outside Seller’s reasonable control. Prior to any such temporary closure of its business, Seller shall provide Buyer ten (10) business days advance notice.

m.   No Pending Bankruptcy. As of the date of Seller’s execution of this Agreement, Seller is not insolvent, has not filed, and does not contemplate filing, any petition for bankruptcy protection under any title of the United States Code and there has been no involuntary bankruptcy petition brought or pending against Seller. Seller represents that it has not consulted with a bankruptcy attorney on the issue of filing bankruptcy or some other insolvency proceeding within six months immediately preceding the date of this Agreement.

n.    Estoppel Certificate. Seller will at any time, and from time to time, upon at least one (1) day’s prior notice from Buyer to Seller, execute, acknowledge and deliver to Buyer and/or to any other person or entity specified by Buyer, a statement certifying that this Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modification(s) and stating the date(s) on which the Purchased Amount or any portion thereof has been repaid.

o.    Unencumbered Future Receipts. Seller has and will continue to have good, complete and marketable title to all Future Receipts, free and clear of any and all liabilities, liens, claims, changes, restrictions, conditions, options, rights, mortgages, security interests, equities, pledges and encumbrances of any kind or nature whatsoever or any other rights or interests other than by virtue or entering into this Agreement. Seller specifically warrants and represents that it is not currently bound by the terms of any future receivables and/or factoring agreement which may encumber in any way the Future Receipts.

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p.    No Stacking. Seller shall not further encumber the Future Receipts, without first obtaining written consent of Buyer. Any further encumbrance by seller of the Future Receipts is a material breach of this Agreement.

q.    Business Purpose. Seller is entering into this Agreement solely for business purposes and not as a consumer for personal, family or household purposes.

r.     No Default Under Contracts with Third Parties. Seller’s execution of and/or performance of its obligations under this Agreement will not cause or create an event of default by Seller under any contract, which Seller is or may become a party to.

s.    Right of Access. In order to ensure Seller’s compliance with the terms of this Agreement, Seller hereby grants Buyer the right to enter, without notice, the premises of Seller’s business for the purpose of inspecting and checking Seller’s transaction processing terminals to ensure the terminals are properly programmed to submit and/or batch Seller’s daily receipts to the Approved Processor and to ensure that Seller has not violated any other provision of this Agreement. Furthermore, Seller hereby grants Buyer and its employees and consultants access to Seller’s employees and records and all other items of property located at the Seller’s place of business during the term of this Agreement. Seller hereby agrees to provide Buyer, upon request, all and any information concerning Seller’s business operations, banking relationships, names and contact information of Seller’s suppliers, vendors and landlord(s), to allow Buyer to interview any of those parties.

t.     Phone Recordings and Contact. Seller agrees that any call between Seller and Buyer and its owners, managers, employees and agents may be recorded and/or monitored. Furthermore, Seller acknowledges and agrees that: (i) it has an established business relationship with Buyer, its managers, employees and agents (collectively, the “Buyer Parties”) and that Seller may be contacted by any of the Buyer Parties from time-to-time regarding Seller’s performance of its obligations under this Agreement or regarding other business transactions; (ii) it will not claim that such communications and contacts are unsolicited or inconvenient; and (iii) any such contact may be made by any of the Buyer Parties in person or at any phone number (including mobile phone number), email addresses, or facsimile number belonging to Seller’s office, or its owners, managers, officers, or employees.

u.    Knowledge and Experience of Decision Makers. The persons authorized to make management and financial decisions on behalf Seller with respect to this Agreement have such knowledge, experience and skill in financial and business matters in general and with respect to transactions of a nature similar to the one contemplated by this Agreement so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, Seller entering into this Agreement.

v.    Seller’s Due Diligence. The person authorized to sign this Agreement on behalf of Seller: (i) has received all information that such person deemed necessary to make an informed decision with respect to a transaction contemplated by this Agreement; and (ii) has had unrestricted opportunity to make such investigation as such person desired pertaining to the transaction contemplated by this Agreement and verify any such information furnished to him or her by Buyer.

w.   Consultation with Counsel. The person(s) signing this Agreement of behalf of Seller: (a) has read and fully understands the content of this Agreement; (b) has consulted to the extent he/she wished with Seller’s own counsel in connection with the entering into this Agreement; (c) has made sufficient investigation and inquiry to determine whether this Agreement is fair and reasonable to Seller, and whether this Agreement adequately reflects his or her understanding of its terms.

x.    Buyer’s Consent. Seller agrees that in every instance Seller’s rights under this Agreement are contingent upon first obtaining Buyer’s consent, such consent may be withheld, granted or conditioned at Buyer’s sole and absolute discretion.

y.    No Reliance on Oral Representations. This Agreement contains the entire agreement between Seller and Buyer with respect to the subject matter of this Agreement and supersedes each course of conduct previously pursued or acquiesced in, and each oral agreement and representation previously made, by Buyer or any of the Buyer Parties with respect thereto (if any), whether or not relied or acted upon. No course of performance or other conduct subsequently pursued or acquiesced in, and no oral agreement or representation subsequently made, by the Buyer Parties, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall amend this Agreement or impair or otherwise affect Seller’s obligations pursuant to this Agreement or any rights and remedies of the parties to this Agreement.

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z.    No Additional Fees Charged. Seller hereby acknowledges and agrees that: (i) other than the Closing Costs, if any, Buyer is not charging any additional fees to Seller; and (ii) if Seller is charged with any fee and/or cost not listed in this Agreement or the Riders hereto, such fee is not charged by Buyer. Moreover, as all working capital received under this Agreement is required to ensure Seller’s continued success, Seller warrants and covenants not to pay any fee and/or commission with regard to this transaction other than as provided for herein.

PLEDGE OF SECURITY

22.           Pledge. As security for the prompt and complete payment and performance of any and all liabilities, obligations, covenants or agreements of Seller under this Agreement (and any future amendments of this Agreement, if any) (hereinafter referred to collectively as the “Obligations”), Seller hereby pledges, assigns and hypothecates to Buyer (collectively, “Pledge”) and grants to Buyer a continuing, perfected and first priority lien upon and security interest in, to and under all of Seller’s right, title and interest in and to the following (collectively, the “Collateral”), whether now existing or hereafter from time to time acquired:

a.    all accounts, including without limitation, all deposit accounts, accounts-receivable, and other receivables, chattel paper, documents, equipment, general intangibles, instruments, and inventory, as those terms are defined by Article 9 of the Uniform Commercial Code (the “UCC”), now or hereafter owned or acquired by Seller; and

b. all Seller’s proceeds, as such term is defined by Article 9 of the UCC.

23.           Termination of Pledge. Upon the payment and performance by Seller in full of the Obligations, the security interest in the Collateral pursuant to this Pledge shall automatically terminate without any further act of either party being required, and all rights to the Collateral shall revert to Seller. Upon any such termination, Buyer will execute, acknowledge (where applicable) and deliver such satisfactions, releases and termination statements, as Seller shall reasonably request.

24.           Representations with Respect to Collateral. Seller hereby represents and warrants to Buyer that the execution, delivery and performance by Seller of this Pledge, and the remedies in respect of the Collateral under this Pledge (i) have been duly authorized; (ii) do not require the approval of any governmental authority or other third party or require any action of, or filing with, any governmental authority or other third party to authorize same (other than the filing of the UCC -1s); and (iii) do not and shall not (A) violate or result in the breach of any provision of law or regulation, any order or decree of any court or other governmental authority, and/or (B) violate, result in the breach of or constitute a default under or conflict with any indenture, mortgage, deed of trust, agreement or any other instrument to which Seller is a party or by which any of Seller’s assets (including, without limitation, the Collateral) are bound.

25.           Further Assurances. Upon the request of Buyer, Seller, at Seller’s sole cost and expense, shall execute and deliver all such further UCC-1s, continuation statements, assurances and assignments of the Collateral and consents with respect to the pledge of the Collateral and the execution of this Pledge, and shall execute and deliver such further instruments, agreements and other documents and do such further acts and things, as Buyer may request in order to more fully effectuate the purposes of this Pledge and the assignment of the Collateral and obtain the full benefits of this Pledge and the rights and powers herein created.

26.           Attorney-in-Fact. Seller hereby authorizes Buyer at any time to take any action and to execute any instrument, including without limitation to file one or more financing statements and/or continuation statements, to evidence and perfect the security interest created hereby and irrevocably appoints Buyer as its true and lawful attorney-in-fact, which power of attorney shall be coupled with an interest, with full authority in the place and stead of Seller and in the name of Seller or otherwise, from time to time, in Buyer’s sole and absolute discretion, including without limitation (a) for the purpose of executing such statements in the name of and on behalf of Seller, and thereafter filing any such financing and/or continuation statements, and (b) to receive, endorse and collect all instruments made payable to Seller.

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EVENTS OF DEFAULT AND REMEDIES

27.            Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” by Seller:

a.     Seller shall violate any term, condition or covenant in this Agreement governing Seller’s obligations of timely delivery and in full of Initial Installments (or Adjusted Installments, as the case may be) to Buyer, and timely and in full payment to Buyer of any other sums due for any reason whatsoever other than as the result of Seller’s business ceasing its operations exclusively due to any of the Valid Excuses.

b.     Any representation or warranty by Seller made in this Agreement shall prove to have been incorrect, false or misleading in any material respect when made.

c.     Seller shall default under any of the terms, covenants and conditions of any other agreement with Buyer (if any) which is related to the instant Agreement.

d.     Seller uses multiple depository accounts without obtaining prior written consent of Buyer in each instance.

e.      Seller fails to deposit any portion of its Future Receipts into the Approved Bank Account;

f.      Seller changes the Approved Bank Account or Approved Processor without obtaining prior written consent of BUYER in each instance.

g.     Seller interferes with Buyer’s collection of Initial Installments (or Adjusted Installments, as the case may

be).

h.      Two (2) or more ACH transactions attempted by Buyer are rejected by Seller’s bank due to lack of sufficient funds in the Approved Bank Account, without Seller giving Buyer prior notice and a valid reason for said lack of funds.

i.     Buyer receives an “R02”, “R07”, “R08”, “R16”, “R29” or any other similar ACH response code indicating that Buyer’s ACH transactions have been stopped, not authorized, or the account has been frozen or closed and Buyer has not been given proper notice and reason for said response code.

j.       The Guaranty shall for any reason cease to be in full force and effect.

28.           Default under the Agreement. In case any Event of Default occurs and is not waived by Buyer, in writing, Buyer may declare Seller in default under this Agreement without notice.

29.           Seller’s Obligations Upon Default. Upon occurrence of an Event of Default due to Seller’s breach of its obligations under this Agreement, Seller shall immediately deliver to Buyer the entire unpaid portion of the Purchased Amount. In addition, Seller shall also pay to Buyer, as additional damages, any reasonable expenses incurred by Buyer in connection with recovering the monies due to Buyer from Seller pursuant to this Agreement, including without limitation the costs of retaining collection firms and reasonable attorneys’ fees and disbursements (collectively, “Reasonable Damages”). The parties agree that Buyer shall not be required to itemize or prove its Reasonable Damages and that the fair value of the Reasonable Damages shall be calculated as thirty-three percent (33%) of the undelivered portion of the Purchased Amount of Future Receipts upon the occurrence of an event of default, or seventy- five hundred dollars ($7,500.00), whichever is greater. The entire sum due to Buyer pursuant to this Section 29 shall bear simple interest from the Default Payment Date until is paid in full, at the rate of 9.00% per annum (and such interest shall accrue daily).

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30.           Remedies Upon Default. Upon Seller’s default, Buyer may immediately proceed to protect and enforce its rights under this Agreement and/or Guaranty by:

a.    Enforcing its rights as a secured creditor under the Uniform Commercial Code including, without limitation, notifying any account debtor(s) of Seller and/or Guarantor(s) as the terms are defined below, of Buyer’s security interest (Buyer understands that in the course of notifying said account debtor of Seller’s security interest, Seller shall have the right to share any and all information regarding this Agreement and the Personal Guarantee of Performance);

b.    Enforcing the provisions of the Personal Guarantee of Performance against the Guarantor(s) without first seeking recourse from Seller;

c.    Notifying Seller’s and/or Guarantor’s credit card processor of the sale of Future Purchase Receipts hereunder and to direct such credit card processor to make payment to Buyer of all or any portion of the amounts received by such credit card processor on behalf of Seller; and

d.    Commencing a suit in law and/or equity, whether for the specific performance of any covenant, agreement or other provision contained herein, or to enforce the discharge of Seller’s obligations hereunder (including the Personal Guarantee) or any other legal or equitable right or remedy including without limitation Buyer’s rights of a secured party under the UCC.

31.           Remedies are not Exclusive. All rights, powers and remedies of Buyer in connection with this Agreement set forth herein may be exercised at any time after the occurrence of any Event of Default, are cumulative and not exclusive and shall be in addition to any other rights, powers or remedies provided to Buyer by law or equity.

32.           Power of Attorney. Seller irrevocably appoints Buyer and its representatives as its agents and attorneys-in- fact with full authority to take any action or execute any instrument or document to do the following: (A) to settle all obligations due to Buyer from any credit card processor and/or account debtor(s) of Seller; (B) upon occurrence of an Event of Default to perform any and all obligations of Seller under this Agreement, including without limitation (i) to protect the value of the Collateral by obtaining the required insurance; (ii) to collect monies due or to become due under or in respect of any of the Collateral; (iii) to receive, endorse and collect any checks, notes, drafts, instruments, documents or chattel paper in connection with clause (i) or clause (ii) above; (iv) to sign Seller’s name on any invoice, bill of lading, or assignment directing customers or account debtors, as that term is defined by Article 9 of the Uniform Commercial Code (“ Account Debtors”), to make payment directly to Buyer (including providing information necessary to identify Seller); and (v) to file any claims or take any action or institute any proceeding which Buyer may deem necessary for the collection of any of the unpaid Purchased Amount from the Collateral, or otherwise to enforce its rights with respect to collection of the Purchased Amount.

ADDITIONAL TERMS

33.           Seller Deposit Agreement. Seller shall execute an agreement with Buyer that shall authorize Buyer to arrange for electronic fund transfer services and/or “ACH” payments of Initial Installments (or Adjusted Installments, as the case may be) from the Approved Bank Account. Seller shall provide Buyer and/or its authorized agent with all information, authorizations and passwords necessary to verify Seller’s receivables, receipts and deposits into the Approved Bank Account. Seller shall authorize (by executing written authorizations, if required) Buyer and/or it’s agent to deduct daily the amounts of the Initial Installment (or the Adjusted Installment, as the case may be) to Buyer from settlement amounts which would otherwise be due to Seller from electronic check transactions and to pay such amounts to Buyer by permitting Buyer to withdraw the Initial Installments (or the Adjusted Installments, as the case may be) from such an account. The authorization shall be irrevocable until such time when Seller shall have performed its obligations under this Agreement in full.

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34.            Financial Condition. Seller and its Guarantor(s) authorize Buyer and its agents to investigate their financial status and history and will provide to Buyer any bank or financial statements, tax returns, etc., as Buyer deems necessary prior to or at any time after execution of this Agreement. A photocopy of this authorization will be deemed as acceptable for release of financial information. Buyer Seller hereby authorizes Buyer to receive from time to time updates on such information and financial status.

35.            Transactional History. Seller shall execute written authorization(s) to their bank(s) to provide Buyer with Seller’s banking and/or credit-card processing history.

36.            Indemnification. Seller and its Guarantor(s) jointly and severally, indemnify and hold harmless to the fullest extent permitted by law Approved Processor, any ACH processor, customer and/or Account Debtors of the Seller, its/their officers, directors and shareholders against all losses, damages, claims, liabilities and expenses (including reasonable attorney’s fees) incurred by any ACH processor, customer and/or Account Debtors of the Seller resulting from (a) claims asserted by Buyer for monies owed to Buyer from Seller and (b) actions taken by any ACH processor, customer and/or Account Debtor of the Seller in reliance upon information or instructions provided by Buyer.

37.           No Liability. In no event shall Buyer be liable for any claims asserted by Seller or its Guarantor under any legal theory for lost profits, lost revenues, lost business opportunities, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby knowingly and voluntarily waived by Seller and Guarantor(s).

MISCELLANEOUS

38.           Modifications; Agreements. No modification, amendment, waiver or consent of any provision of this Agreement shall be effective unless the same shall be in writing and signed by both parties.

39.           Assignment. Buyer may assign, transfer or sell its rights or delegate its duties hereunder, either in whole or in part without prior notice to the Seller. Seller shall not assign its rights or obligations under this Agreement without first obtaining Buyer’s written consent.

40.           Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) one (1) business day after being sent to the recipient by recognized overnight courier service, or (c) three (3) business days after being mailed to the recipient by certified, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth in the preamble of this Agreement.

41.           Waiver Remedies. No failure on the part of Buyer to exercise, and no delay in exercising, any right under this Agreement, shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity.

42.           Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

43.           Governing Law, Venue and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Seller consents to the jurisdiction of the federal and state courts located in the State of New York, including but not limited to the County of Kings and agrees that (subject to Section 49 of this Agreement) such courts shall be the exclusive forum for all actions, proceedings or litigation arising out of or relating to this Agreement or subject matter thereof ("Dispute"), notwithstanding that other courts may have jurisdiction over the parties and the subject matter, and the parties waive any forum non conveniens or other objection to such jurisdiction and venue. Purchaser may serve Seller with legal process for any Dispute via certified mail by mailing same to Seller’s address set forth herein or Seller’s current or last known address at the time of suit, and upon such mailing, service shall be proper irrespective of whether a signed certified mail return receipt is returned to Purchaser.

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44.           Survival of Representation, etc. All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force until all obligations under this Agreement shall have been satisfied in full and this Agreement shall have expired.

45.           Severability. In case any of the provisions in this Agreement are found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any other provision contained herein shall not in any way be affected or impaired. Any provision of this Agreement that may be found by a court having jurisdiction to be prohibited by law shall be ineffective only to the extent of such prohibition without invalidating the remaining provisions hereof.

46.           Entire Agreement. This Agreement embodies the entire agreement between Seller and Buyer and supersedes all prior agreements and understandings relating to the subject matter hereof. The Exhibit(s), Riders and Addendums, if any, to this Agreement are part of this Agreement.

47.           JURY TRIAL WAIVER. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR THE ENFORCEMENT HEREOF. EACH PARTY HERETO ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION AND DISCUSSIONS OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

48.           CLASS ACTION WAIVER. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTY, AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR IS AGAINST PUBLIC POLICY. TO THE EXTENT EITHER PARTY IS PERMITTED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES HEREBY AGREE THAT: (1) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS’ FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT TO THE CONTRARY); AND (2) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

49.           ARBITRATION. THE PARTIES ACKNOWLEDGE AND AGREE THAT, PROVIDED THAT NO SUIT, ACTION OR PROCEEDING HAS BEEN ALREADY COMMENCED IN CONNECTION WITH ANY MATTER ARISING OUT OF OR RELATED TO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, EACH BUYER, SELLER, AND ANY GUARANTOR OF SELLER SHALL HAVE THE RIGHT TO REQUEST THAT ALL DISPUTES AND CLAIMS ARISING OUT OF OR RELATING TO THE CONSTRUCTION AND INTERPRETATION OF THIS AGREEMENT, ARE SUBMITTED TO ARBITRATION. THE PARTY SEEKING ARBITRATION SHALL FIRST SEND A WRITTEN NOTICE OF INTENT TO ARBITRATE TO ALL OTHER PARTIES, BY CERTIFIED MAIL UPON SENDING OF SUCH NOTICE, A PARTY REQUESTING ARBITRATION MAY COMMENCE AN ARBITRATION PROCEEDING WITH THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) OR NATIONAL ARBITRATION FORUM (“NAF”). EACH SELLER, GUARANTOR AND BUYER SHALL PAY THEIR OWN ATTORNEYS’ FEES INCURRED DURING THE ARBITRATION PROCEEDING. THE PARTY INITIATING THE ARBITRATION SHALL PAY ANY ARBITRATION FILING FEE, ADMINISTRATION FEE AND ARBITRATOR’S FEE.

50.           Counterparts and Facsimile Signatures. This Agreement can be signed in one or more counterparts, each of which shall constitute an original and all of which when taken together, shall constitute one and the same agreement. Signatures delivered via facsimile and/or via Portable Digital Format (PDF) shall be deemed acceptable for all purposes, including without limitation the evidentially purposes.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

FOR SELLER #1	FOR THE SELLER #2 (if any)
/s/ Henry Donald Levinski	/s/ Dante Picazo

Name: HENRY DONALD LEVINSKI	Name: DANTE PICAZO
Title: Owner/Agent/Manager	Title: Owner/Agent/Manager
EIN: 82-5497827	EIN: 82-5497827

AGREE TO BE BOUND BY THE PROVISIONS OF THIS AGREEMENT APPLICABLE TO AND CONCERNING GUARANTOR.

OWNER/GUARANTOR #1	OWNER/GUARANTOR #2 (if any)
/s/ Henry Donald Levinski	/s/ Dante Picazo

Name: HENRY DONALD LEVINSKI	Name: DANTE PICAZO
SSN: XXX-XX-XXXX	SSN: XXX-XX-XXXX

AMERIFUND GROUP LLC

By: _______________________________________

Name:

Title:

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EXHIBIT A

PERSONAL GUARANTY OF PERFORMANCE

This Personal Guaranty of Performance (this “Guaranty”) is executed as of 3/30/2023, by the undersigned individual(s) whose name(s) and signature(s) appear in the signature box of this Guaranty (individually and collectively, jointly and severally, “Guarantor”) for the benefit of AMERIFUND GROUP LLC (“Buyer”).

WHEREAS:

A.            Pursuant to that Future Receivables Sale and Purchase Agreement (the “Agreement”), dated as of 3/30/2023, between Buyer and the Seller(s) listed below (collectively and individually, “Seller”), Buyer has purchased a portion of Future Receipts of Seller.

B.            Each Guarantor is an owner, officer, manager or affiliate of Seller and will directly benefit from Buyer and Seller entering into the Agreement.

C.            Buyer is not willing to enter into the Agreement unless Guarantor irrevocably, absolutely and unconditionally guarantees to Buyer prompt and complete performance of all of the obligations of Seller under the Agreement (each such obligation, individually, an “Obligation” and all such obligations, collectively, the “Obligations”).

NOW, THEREFORE, as an inducement for Buyer to enter into the Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor does hereby agree as follows:

1.             Defined Terms. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.             Guaranty of Obligations. Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Buyer prompt, full, faithful and complete performance and observance of all of Seller’s Obligations; and Guarantor unconditionally covenants to Buyer that if default or breach shall at any time be made by Seller in the Obligations, Guarantor shall well and truly pay or perform (or cause to be paid or performed) the Obligations and pay all damages and other amounts stipulated in the Agreement with respect to the non-performance of the Obligations, or any of them.

3.             Guarantor’s Additional Covenants. The liability of Guarantor hereunder shall not be impaired, abated, deferred, diminished, modified, released, terminated or discharged, in whole or in part, or otherwise affected, by any event, condition, occurrence, circumstance, proceeding, action or failure to act, with or without notice to, or the knowledge or consent of, Guarantor, including, without limitation:

a.	any amendment, modification or extension of the Agreement or any Obligation;

b.	any extension of time for performance, whether in whole or in part, of any Obligation given prior to or after default thereunder;

c.	any exchange, surrender or release, in whole or in part, of any security that may be held by Buyer at any time under the Agreement;

d.	any other guaranty now or hereafter executed by Guarantor or anyone else;

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e.	any waiver of or assertion or enforcement or failure or refusal to assert or enforce, in whole or in part, any Obligation, claim, cause of action, right or remedy which Buyer may, at any time, have under the Agreement or with respect to any guaranty or any security which may be held by Buyer at any time for or under the Agreement or with respect to the Seller;

f.	any act or omission or delay to do any act by Buyer which may in any manner or to any extent vary the risk of Guarantor or which would otherwise operate as a discharge of Guarantor as a matter of law;

g.	the release of any other guarantor from liability for the performance or observance of any Obligation, whether by operation of law or otherwise;

h.	the failure to give Guarantor any notice whatsoever;

i.	any right, power or privilege that Buyer may now or hereafter have against any person, entity or collateral.

4.             Guarantor’s Other Agreements. Guarantor will not dispose, convey, sell or otherwise transfer, or cause Seller to dispose, convey, sell or otherwise transfer, any material business assets of Seller outside of the ordinary course of Seller’s business without the prior written consent of Buyer, which consent may be withheld for any reason, until receipt of the entire Purchased Amount. Guarantor shall pay to Buyer upon demand all expenses (including, without limitation, reasonable attorneys’ fees and disbursements) of, or incidental to, or relating to the enforcement or protection of Buyer’s rights hereunder or Buyer’s rights under the Agreement. This Guaranty is binding upon Guarantor and Guarantor’s heirs, legal representatives, successors and assigns and shall inure to the benefit of and may be enforced by the successors and assigns of Buyer. If there is more than one Guarantor, the obligations of the Guarantors hereunder shall be joint and several. The obligation of Guarantor shall be unconditional and absolute, regardless of the unenforceability of any provision of any agreement between Seller and Buyer, or the existence of any defense, setoff or counterclaim, which Seller may assert. Buyer is hereby authorized, without notice or demand and without affecting the liability of Guarantor hereunder, to at any time renew or extend Seller’s obligations under the Agreement or otherwise modify, amend or change the terms of the Agreement. Guarantor is hereby notified and consents that a negative credit report reflecting on his/her credit record may be submitted to a credit-reporting agency if the Guarantor does not honor the terms of this Guaranty.

5.             Waiver; Remedies. No failure on the part of Buyer to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver, nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise of any other right. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law or equity. In the event that Seller fails to perform any obligation under the Agreement, Buyer may enforce its rights under this Guaranty without first seeking to obtain performance for such default from Seller or any other guarantor.

6.             Acknowledgment of Purchase. Guarantor acknowledges and agrees that the Purchase Price paid by Buyer to Seller in exchange for the Purchased Amount of Future Receipt is a payment for an adequate consideration and is not intended to be treated as a loan or financial accommodation from Buyer to Seller. Guarantor specifically acknowledges that Buyer is not a lender, bank or credit card processor, and that Buyer has not offered any loans to Seller, and Guarantor waives any claims or defenses of usury in any action arising out of this Guaranty. Guarantor acknowledges that the Purchase Price paid to Seller is good and valuable consideration for the sale of the Purchased Amount.

7.             Governing Law and Jurisdiction. This Guaranty shall be governed by and construed exclusively in accordance with the laws of the State of New York, without regards to any applicable principles of conflicts of law. Any lawsuit, action or proceeding arising out of or in connection with this Guaranty shall be instituted exclusively in any court sitting in New York State (the “Acceptable Forum”). The parties agree that the Acceptable Forum is convenient and submit to the jurisdiction of the Acceptable Forum and waive any and all objections to inconvenience of the jurisdiction or venue. Should a proceeding be initiated in any other forum, each of the parties to this Guaranty irrevocably waives any right to oppose any motion or application made by any other party to transfer such proceeding to the Acceptable Forum. Seller and its Guarantor(s) acknowledge and agree that the Purchase Price is being paid and received by Seller in New York, that the Specified Percentage of the Future Receipts are being delivered to Buyer in New York, and that the transaction contemplated in the Agreement was negotiated, and is being carried out, in New York. Seller and its Guarantor(s) acknowledge and agree that New York has a reasonable relationship to this Guaranty.

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8.             JURY WAIVER. THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS GUARANTY IS A PART OR ITS ENFORCEMENT, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. THE PARTIES ACKNOWLEDGE THAT EACH MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.

9.             CLASS ACTION WAIVER. THE PARTIES WAIVE ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTY AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. TO THE EXTENT EITHER PARTY IS PERMITTED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES AGREE THAT: (I) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS’ FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT); AND (II) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

10.           ARBITRATION. THE PARTIES ACKNOWLEDGE AND AGREE THAT, PROVIDED THAT NO SUIT, ACTION OR PROCEEDING HAS BEEN ALREADY COMMENCED IN CONNECTION WITH ANY MATTER ARISING OUT OF OR RELATED TO THIS GUARANTY AND/OR THE TRANSACTION CONTEMPLATED BY THE AGREEMENT, EACH BUYER, SELLER AND GUARANTOR SHALL HAVE THE RIGHT TO REQUEST THAT ALL DISPUTES AND CLAIMS ARISING OUT OF OR RELATING TO THE CONSTRUCTION AND/OR INTERPRETATION OF THIS GUARANTY ARE SUBMITTED TO ARBITRATION. THE PARTY SEEKING ARBITRATION SHALL FIRST SEND A WRITTEN NOTICE OF INTENT TO ARBITRATE TO ALL OTHER PARTIES, BY CERTIFIED MAIL. UPON SENDING OF SUCH NOTICE, A PARTY REQUESTING ARBITRATION MAY COMMENCE AN ARBITRATION PROCEEDING WITH THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) OR NATIONAL ARBITRATION FORUM (“NAF”). EACH SELLER, GUARANTOR AND BUYER SHALL PAY THEIR OWN ATTORNEYS’ FEES INCURRED DURING THE ARBITRATION PROCEEDING. THE PARTY INITIATING THE ARBITRATION SHALL PAY ANY ARBITRATION FILING FEE, ADMINISTRATION FEE AND ARBITRATOR’S FEE.

11.           Severability. If for any reason any court of competent jurisdiction finds any provisions of this Guaranty to be void or voidable, the parties agree that the court may reform such provision(s) to render the provision(s) enforceable ensuring that the restrictions and prohibitions contained in this Guaranty shall be effective to the fullest extent allowed under applicable law.

12.           Opportunity for Attorney Review. The Guarantor represents that he/she has carefully read this Guaranty and has had a reasonable opportunity to –and to the extent he or she wishes did– consult with his or her attorney. Guarantor understands the contents of this Guaranty and signs this Guaranty as his or her free act and deed.

13.           Counterparts and Facsimile Signatures. This Guaranty may be signed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement. Facsimile or scanned documents shall have the same legal force and effect as an original and shall be treated as an original document for evidentiary purposes.

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AGREED AND ACCEPTED:

OWNER/GUARANTOR #1	OWNER/GUARANTOR #2 (if any)
/s/ Henry Donald Levinski	/s/ Dante Picazo

Name: HENRY DONALD LEVINSKI	Name: DANTE PICAZO
SSN: XXX-XX-XXXX	SSN: XXX-XX-XXXX

AMERIFUND GROUP LLC

By:

 _______________________________________

Name:

Title:

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RIDER 1

TO THE FUTURE RECEIVABLES SALE AND PURCHASE AGREEMENT (“Agreement”)

Between AMERIFUND GROUP LLC (“BUYER”)

And                             CHINA INFRASTRUCTURE CONSTRUCTION                             (“Seller”),

dated 3/30/2023.

APPLICABLE FEES

1.	Possible Conflicts. If there is any conflict or inconsistency between any of the provisions of this Rider and any of the provisions of the Future Receivables Sale and Purchase Agreement (the “Agreement”) to which this Rider is attached, all such conflicts and inconsistencies shall be resolved in favor of the provisions of this Rider.
2.	Definitions. All capitalized terms used in this Rider shall have the meaning set forth in the Agreement unless otherwise indicated herein.
3.	Applicable Fees. The parties agree that the Applicable Fees which Seller shall pay to Buyer, pursuant to Section 17 of the Agreement shall be as follows:
a.	Origination Fee: $2350.00 , or up to ten percent (10%) of the Purchase Price (the cost of the due diligence and underwriting of Seller’s business performed by Buyer. As a general rule, the Origination Fee varies and depends on the complexity of underwriting required on a business including without limitation, sophistication of Seller’s principals, difficulty in ascertaining Seller’s receivables and account debtors, sources of Seller’s revenue flow, etc.).
b.	UCC Fee: $250.00
c.	NSF Fee: $35.00 per NSF
d.	ACH Rejection Fee: $35.00 per rejection
e.	Default Fee: See Section 29 of the Agreement
4.	Authorization. Seller hereby authorizes Buyer to apply a portion of the Purchase Price due to Seller pursuant to the Agreement toward satisfaction of Seller’s obligation to pay the Applicable Fees pursuant to Section 17 of the Agreement by deducting the amount of the Applicable Fees from the Purchase Price prior to delivering it to Seller.
5.	No Reduction of Purchase Price. Seller hereby agrees that deduction of the Applicable Fees from the Purchase Price shall not be deemed to reduce the Purchase Price.

Seller and Buyer agree that this Rider shall be attached to the Agreement and shall be made a part thereof.

FOR THE SELLER	FOR THE SELLER #2 (If any)
/s/ Henry Donald Levinski	/s/ Dante Picazo

Name: HENRY DONALD LEVINSKI	Name: DANTE PICAZO

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RIDER 2

TO THE FUTURE RECEIVABLES SALE AND PURCHASE AGREEMENT

(“Agreement”)

Between AMERIFUND GROUP LLC (“BUYER”)

and                                      CHINA INFRASTRUCTURE CONSTRUCTION

(“Seller”) dated October 17, 2022.

PRIOR BALANCE

1.             Possible Conflicts. If there is any conflict or inconsistency between any of the provisions of this Rider and any of the provisions of the Future Receivables Sale and Purchase Agreement (the “Agreement”) to which this Rider is attached, all such conflicts and inconsistencies shall be resolved in favor of the provisions of this Rider.

2.              Definitions. All capitalized terms used in this Rider shall have the meaning set forth in the Agreement unless otherwise indicated herein.

3.             Prior Balance. Seller represents and warrants that the following list of its creditors and the amounts that Seller owes its creditors as of the Effective Date of the Agreement is true, correct and complete:

TOTAL PRIOR BALANCE PAYING OFF NEW VISTA CAPITAL LLC: $14,631.00

4.             Authorization. Seller hereby authorizes Buyer to apply a portion of the Purchase Price due to Seller pursuant to the Agreement toward satisfaction of Seller’s obligation to pay the Prior Balance pursuant to Section 18 of the Agreement by deducting the amount of the Prior Balance from the Purchase Price prior to delivering it to Seller, and to forward the specific amounts owed by Seller to Buyer and/or the creditors listed in this Rider.

5.             No Reduction of Purchase Price. Seller hereby agrees that deduction of the Prior Balance from the Purchase Price shall not be deemed to reduce the Purchase Price.

6.             Indemnification. Seller hereby indemnifies and holds harmless Buyer for any and all damages and losses (including without limitation legal fees and expenses) incurred by Buyer as the result of the information set forth in this Rider being untrue or incorrect or incomplete.

Seller and Buyer agree that this Rider shall be attached to the Agreement and shall be made a part thereof.

AGREED AND ACCEPTED:

OWNER/GUARANTOR #1	OWNER/GUARANTOR #2 (if any)
/s/ Henry Donald Levinski	/s/ Dante Picazo

Name: HENRY DONALD LEVINSKI	Name: DANTE PICAZO
SSN: XXX-XX-XXXX	SSN: XXX-XX-XXXX

AMERIFUND GROUP LLC

By: _______________________________________

Name:

Title:

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Dear Seller,

Thank you for your interest in working with AMERIFUND GROUP LLC. We look forward to working with you for as long as you need.

As part of the underwriting process, AMERIFUND GROUP LLC will require viewing access to your bank account prior to and during the Future Receivables Sale and Purchase Agreement. Please be assured that we carefully safeguard your confidential information, and only essential personnel will have access to it.

Please fill out the form below with the information necessary to access your account.

* Be sure to indicate capital or lower-case letters.

Name of bank: ___________________________________________________________________________________

Bank portal website: ______________________________________________________________________________

Username: _____________________________________________________________________________________

Password: _____________________________________________________________________________________

Security Question/Answer 1: _______________________________________________________________________

Security Question/Answer 2: _______________________________________________________________________

Security Question/Answer 3: _______________________________________________________________________

Any other information necessary to access your account: __________________________________________________

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AUTHORIZATION AGREEMENT

FOR AUTOMATED CLEARING HOUSE TRANSACTIONS

CHINA INFRASTRUCTURE CONSTRUCTION(“Seller”) hereby authorizes Buyer to present automated clearinghouse (“ACH”) debits to the following checking account in the amount of the Initial Installment. In addition, if any Default occurs under the Agreement, Seller authorizes Buyer to debit any and all accounts controlled by Seller or controlled by any entity with the same Federal Tax Identification Number as Seller up to the total amount, including but not limited to, all fees and charges, due to Buyer from Seller under the terms of the Agreement. All capitalized terms herein shall be as defined in the Future Receivables Sale and Purchase Agreement attached hereto. Lastly, Seller agrees to be bound by the ACH Rules as set by NACHA.

Name of Bank:
Account Number:
Routing Number:
Seller’s EIN: 82-5497827

SELLER	SELLER #2
Signature: /s/ Henry Donald Levinski	Signature: /s/ Dante Picazo
Name: HENRY DONALD LEVINSKI	Name: DANTE PICAZO
Date: 3/30/2023	Date: 3/30/2023

PLEASE ATTACH A VOIDED CHECK

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EXHIBIT B

LIST OF ADDITIONAL PARTIES IN WHOSE ASSETS SELLER HAS GRANTED BUYER A BLANKET SECURITY INTEREST:

Buyer may file a UCC-1 financing statement with the appropriate Secretary of State(s) reflecting a blanket security interest in the assets of the above-listed entities.

Dated: 3/30/2023

Signature: /s/ Henry Donald Levinski	Signature: /s/ Dante Picazo
Name: HENRY DONALD LEVINSKI	Name: DANTE PICAZO
Date: 3/30/2023	Date: 3/30/2023

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